EXHIBIT (j)(1)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A) (No. 33-79994/811-08560) of GAMCO International Growth Fund, Inc. of our report dated February 14, 2006, included in the 2005 Annual Report to shareholders.

                                                         /s/ ERNST & YOUNG LLP
                                                         ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2006